UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

FactSet Research Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Glover Avenue

Norwalk, Connecticut 06850

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 810-1000

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2026, FactSet Research Systems Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment Agreement”), among the Company, the lenders party thereto and PNC Bank, National Association, as the administrative agent, to amend the credit agreement dated as of April 8, 2025 (the “Existing Credit Agreement” and, as amended by the Amendment Agreement, the “Amended Credit Agreement”), among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as the administrative agent.

The Existing Credit Agreement provided for a senior unsecured term loan credit facility in an aggregate principal amount of $375,000,000 (the “Existing Term Loan Facility”) and a senior unsecured revolving credit facility with aggregate commitments of $1,000,000,000 (the “Existing Revolving Facility”). Pursuant to the Amendment Agreement, the Existing Credit Agreement was amended to, among other things, (a) extend the scheduled final maturity of the Existing Term Loan Facility to August 28, 2029, (b) extend the scheduled final maturity and commitment termination of the Existing Revolving Facility to August 28, 2031 and increase the aggregate amount of the revolving commitments thereunder to $1,500,000,000, (c) remove the credit spread adjustment of 0.10% in respect of Daily Simple SONIA borrowings and Term SOFR borrowings, (d) remove the amortization with respect to the Existing Term Loan Facility and (e) effect certain other conforming changes and modifications consistent with the foregoing.

The foregoing description of the Amendment Agreement and Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment Agreement, which is attached hereto as Exhibit 10.1, and the Amended Credit Agreement, which is included as Annex A to the Amendment Agreement, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 dated August 28, 2026, among the Company, the lenders party thereto and PNC Bank, National Association, as the administrative agent*
104	Cover page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. FactSet Research Systems Inc. agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

August 31, 2026	By:	/s/ Joshua B. Warren
		Name:	Joshua B. Warren
		Title:	Executive Vice President, Chief Financial Officer (Principal Financial Officer)